Exhibit 8.1



            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                                 May 9, 2007



Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010

               Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement, Form S-3
                       ----------------------------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), in connection with the Underwriting Agreement (the "Underwriting Agreement"), dated as of April 27, 2007, by and among the Depositor, Credit Suisse Securities (USA) LLC ("CS"), California Fina Group, Inc. (DBA: Finacorp Securities) ("CFG"), KeyBanc Capital Markets Inc.("KeyBanc"), Greenwich Capital Markets, Inc. ("Greenwich") and Wachovia Capital Markets, LLC ("Wachovia" and collectively with CS, CFG, KeyBanc and Greenwich the "Underwriters"), relating to the sale by the Depositor and purchase by the Underwriters of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL, and Class A-J Certificates (the "Public Certificates") of the Series 2007-C2 Commercial Mortgage Pass-Through Certificates. The Public Certificates are issued pursuant to the Series 2007-C2 Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), by and among the Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wachovia Bank, National Association, each as a master servicer (the "Master Servicers"), ING Clarion Partners, Inc., as special servicer (together with the Master Servicers, the "Servicers") and Wells Fargo Bank, N.A., as trustee (the "Trustee").

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

         (a) the registration statement on Form S-3 (Registration No. 333-141613) filed on March 28, 2007, and Pre-Effective Amendment No. 1 thereto, filed on April 10, 2007, with the Securities and Exchange Commission (the "Registration Statement");

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Credit Suisse First Boston Mortgage Securities Corp.
May 9, 2007
Page 2

         (b) the prospectus, dated April 10, 2007, which forms a part of and is included in the Registration Statement (the "Base Prospectus");

         (c) the preliminary prospectus supplement, dated April 13, 2007, relating to the Public Certificates (the "Preliminary Prospectus");

         (d) the Prospectus Supplement, dated April 27, 2007, relating to the Public Certificates (the "Prospectus Supplement");

         (e)   the Pooling and Servicing Agreement;

         (f)   the Underwriting Agreement; and

         (g) such other documents, certificates, and records as we have deemed necessary or appropriate as the basis for the opinion set forth below.

         Our opinion is conditioned on the initial and continuing accuracy of the facts and information set forth in such documents, certificates, and records.

         For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

         In addition, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. We have not made an independent investigation of the facts set forth in the Registration Statement or such other documents that we have examined. We have consequently assumed in rendering this opinion that the information presented in the Registration Statement, such other documents, or otherwise furnished to us, in all material respects, accurately and completely describe all facts relevant to the Company and its business activities.

         For purposes of our opinion, we have assumed that the execution and delivery of the Pooling and Servicing Agreement will be, or has been, duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicers (where applicable) and any other party thereto for the Public Certificates and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Public Certificates will be duly executed and delivered in forms substantially similar to the forms set forth in the Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the

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Credit Suisse First Boston Mortgage Securities Corp.
May 9, 2007
Page 3


Registration Statement, that the parties to the Agreement will comply with the terms thereof and the Pooling and Servicing Agreement will not be amended, and that the Public Certificates will be sold as described in the Registration Statement.

         Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         Based on and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth under the headings "Federal Income Tax Consequences" in the Base Prospectus and "U.S. Federal Income Tax Consequences" in the Preliminary Prospectus and the Prospectus Supplement does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, and transfer of the Public Certificates, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to holders who purchase the Public Certificates pursuant to the Registration Statement.

         Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date thereof.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in law subsequent to the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to references to this firm under the heading "Federal Income Tax Consequences" in the Base Prospectus or "Certain Federal Income Tax Consequences" in the Preliminary Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                 Very truly yours,


                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP